CONFORMED COPY

          CONVERTIBLE PREFERRED STOCK PURCHASE
AGREEMENT (the "Agreement") dated as of September 29, 1995 between Immunomedics, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company") and the persons listed on the signature page hereto (each, a "Purchaser" and collectively, the "Purchasers").

          WHEREAS, the Company desires to issue and sell to the Purchasers and the Purchasers desire to acquire 200,000 shares of the Company's Series C Convertible Preferred Stock, par value $0.01 per share (the "Series C Preferred").

          IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchasers agree as follows:


                    ARTICLE I

     Purchase and Sale of Series C Preferred

     1.1 Purchase and Sale of Series C Preferred. Upon the terms and conditions set forth herein, the Company shall issue and sell to each of the Purchasers, and each of the Purchasers shall purchase, such number of shares (the "Shares") of Series C Preferred as is set forth opposite such Purchaser's name on Schedule 1 hereto. The
Series C Preferred shall contain the terms and provisions set forth in the Certificate of Designation (the "Certificate of Designation"), a copy of which is attached hereto as Exhibit A.

     1.2 Purchase Price. The aggregate purchase price for the Shares purchased by each Purchaser (the "Aggregate Purchase Price") shall equal the product of the number of Shares purchased by such Purchaser and $50.00 (the "Purchase Price Per Share").

     1.3  The Closing.

          (a)  The closing of the purchase and sale of the Shares
   (the "Closing") shall take place at the offices of Warshaw Burstein Cohen Schlesinger & Kuh, LLP, 555 Fifth Avenue, New York, New
   York 10017 at 10:00 a.m., New York City on September 29, 1995 or on such other earlier date as the Purchasers and the Company may agree or as provided in Section 1.3(b). The date of the Closing is hereinafter referred to as the Closing Date.

          (b) At the Closing, (i) the Company shall deliver to each Purchaser or its representative one or more stock certificates representing the Shares, which shall be free of restrictive legends or "stop transfer" restrictions, registered in the name of the Purchaser and (ii) each Purchaser shall deliver to the Company the Aggregate Purchase Price as determined pursuant to this Article I in immediately available funds by wire transfer to such account as shall be designated in writing by the Company. In addition, each of the Company and the Purchasers shall deliver all documents, instruments and writings required to be delivered by any of them pursuant to this Agreement at or prior to Closing.

                        ARTICLE II

               Representations and Warranties

     2.1 Representations, Warranties and Agreements of the
   Company. The Company hereby makes the following representations, warranties and agreements with and to the Purchasers:

          (a) Organization and Qualification. The Company is a corporation duly and validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. Except as set forth on Schedule 2.1(a), as of the date hereof, the Company does not have any subsidiaries. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the operations, properties, prospects, or financial condition of the Company.

          (b) Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue the Shares and the shares of Common
   Stock issuable upon conversion of the Shares (the "Underlying
   Shares" and with the Shares, the "Securities") in accordance with the terms hereof and the Certificate of Designation, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby has been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company or its Board of Directors or stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company and (iv) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

          (c) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in Schedule
   2.1 (c). No shares of Common Stock are entitled to preemptive rights. Except as disclosed in Schedule 2.1 (c), as of the date of this Agreement there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of Common Stock, or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible into shares, of capital stock of the Company. The Company has furnished to the Purchasers true and correct copies of the Company's Certificate of Incorporation, as amended, in effect on the date hereof (the "Certificate of Incorporation") and, the Company's Amended and Restated By-Laws, as in effect on the date hereof (the "By-Laws").

          (d) Issuance of Shares. The Shares are duly authorized, and when paid for in accordance with the terms hereof shall be validly issued, fully paid and nonassessable and free and clear of all liens, claims and encumbrances. The Underlying Shares are duly authorized, and when issued upon conversion in accordance with the terms of the Certificate of Designation shall be validly issued, fully paid and nonassessable and free and clear of all liens, claims and encumbrances. The Company has and will maintain an adequate reserve of shares of Common Stock to enable it to perform its obligations under this Agreement.

          (e) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby or relating hereto do not and will not (i) result in the violation of the Company's Certificate of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or to the actual knowledge of the Company, result in a violation of any law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company, or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material
   Adverse Effect). The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations which either singly or in the aggregate do not have a Material Adverse Effect. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Securities in accordance with the terms hereof and the Certificate of Designation, except for the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, which filing shall be effected prior to the Closing Date.

          (f)  SEC Documents Financial Statements.  The
   Common Stock of the Company is registered pursuant to section 12(g) of the Securities and Exchange Act of 1934, as amended (the
   "Exchange Act") and through and including the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to section 13(a) or 15(d) (all of the foregoing filed prior to the date hereof being hereinafter referred to herein as the "SEC Documents"). The
   Company has delivered to the Purchasers true and complete copies of the SEC Documents (other than documents incorporated by reference therein but not filed therewith) filed with the SEC since June 30, 1994. The Company has not provided any non-public information to the Purchasers. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statement, to normal year-end audit adjustments).

          (g) Absence of Material Changes. Except as otherwise publicly disclosed, since June 30, 1995, there has been no event, occurrence or development that has a Material Adverse Effect. Except as otherwise publicly disclosed, since June 30, 1995, no event has occurred which the Company would be required to disclose pursuant to applicable statue, law, rule or regulation but which has not so been disclosed.

          (h) No Undisclosed Liabilities. Except as set forth in the SEC Documents or otherwise publicly disclosed, the Company has no liabilities or obligations (whether direct, indirect, contingent or otherwise) which have had or in the Company's reasonable judgment could have a Material Adverse Effect if the Company were required to perform such obligations.

     2.2  Representations and Warranties of the Purchasers. Each
   Purchaser,as applicable, hereby makes the following representations and warranties to the Company as to itself, but not as to any other
   Purchaser:

          (a)  Organization; Authorization; Enforcement. (i) The
   Purchaser is a corporation or partnership duly and validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power to own its properties and to carry on its business as now being conducted, (ii) the Purchaser has the requisite power and authority to enter into and perform this Agreement, (iii) the execution and delivery of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action, and no further consent or authorization of the Purchaser or its Board of Directors or stockholders or partners is required, (iv) this Agreement has been duly executed and delivered by the Purchaser
   (or on Purchaser's behalf by its investment manager duly authorized to act on its behalf) and (v) this Agreement constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

          (b) No Conflicts. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby or relating hereto do not and will not (i) result in the violation of the Purchaser's charter documents or By-Laws or other organizational documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, any agreement, indenture or instrument to which the Purchaser is a party, or result in a violation of any law, rule, regulation, order, judgment or decree of any court of governmental agency applicable to the Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on the Purchaser). The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or purchase the Shares in accordance with the terms hereof.

          (c)  Non U.S. Ownership.  The Purchaser is not a U.S.
   Person as defined within Regulation S ("Regulation S") promulgated under the Securities Act of 1933 (the "Securities Act") and is not purchasing the Shares for the account or benefit of a U.S. Person. If the Shares are being purchased on Purchaser's behalf by its investment manager, such investment manager is a dealer or other professional fiduciary in accordance with Rule 902(o)(2) of Regulation
   S. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investments contemplated by this Agreement. The
   Purchaser has been afforded, to the satisfaction of the Purchaser, the opportunity to review the SEC Documents and obtain such additional publicly available information concerning the Company and its business, and to ask such questions and receive such answers (based upon publicly available information), as the Purchaser deems necessary to make an informed investment decision.

          (d) Investment Intent. The Purchaser is purchasing the Securities for investment purposes and not with a view towards distribution. The Purchaser has no present intention to sell the Securities and has no present arrangement (whether or not legally binding) to sell the Securities to or through any person or entity; provided, however, that by making the foregoing representation and warranty, the Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with the Securities Act and any other applicable securities laws.



                         ARTICLE III

                          Covenants

     3.1 Regulation S. (a) The Company shall take all necessary reasonable corporate action and proceedings as may be required by applicable law, rule or regulation for the legal and valid issuance of the Shares to the Purchasers at the Closing in accordance with this Agreement, for the legal and valid issuance of the Underlying Shares upon conversion of the Shares in accordance with this Agreement and the Certificate of Designation, and for any transfer or other disposition or financing thereof, when and as permitted under Regulation S without registration under the Securities Act or other applicable law. Neither the Company nor any of its affiliates have engaged or will engage in any "directed selling efforts" (as such term is defined under Regulation S) with respect to the Shares or the Underlying Shares and have complied and will comply with the "offering restrictions" requirements of Regulation S.

          (b) Each Purchaser acknowledges as to itself, but not as to any other Purchaser, that the Shares and the Underlying Shares have not been nor, except as otherwise provided in this Agreement, will be registered under the Securities Act. Such Purchaser covenants
   (i) that it is not, and does not intend to be a "distributor" (as such term is defined by Regulation S) of the Shares or the Underlying Shares, but if it so acts then such Purchaser will comply with all applicable requirements under Regulation S in connection therewith, (ii) that it will not offer or sell the Shares or the Underlying Shares within the United States or to, or for the account or benefit of, any "U.S. person" (as each such term is defined in Regulation S) except in accordance with the provisions of Rule 903 or Rule 904 of Regulation S or pursuant to an exemption from the registration requirements of the Securities Act and (iii) that neither the Purchaser, its affiliates, nor persons acting on their behalf, have engaged or will engage in "directed selling efforts" (as such term is defined by Regulation S) with respect to the Shares and the Underlying Shares and that, if a distributor, each of them has complied and will comply with the "offering restrictions" requirements of Regulation S.

          (c) The Company acknowledges that the Purchasers may from time to time engage in purchases, sales, financings or transactions in the Common Stock separate and apart from the Securities acquired pursuant to this Agreement.

     3.2  Common Stock. From the date hereof through the Closing
   Date, the Company shall not (i) amend its Certificate of Incorporation or By-laws so as to adversely affect any rights of the Purchasers; (ii) split, combine or reclassify its outstanding capital stock; (iii) declare or set aside or pay any dividend or other distribution with respect to the Common Stock; (iv) repurchase or offer to repurchase shares of its stock; (v) sell equity or equity related securities (except shares issued upon exercise of options granted under the Company's stock option plan) or (vi) enter into any agreement with respect to the foregoing.

     3.3 Purchasers' Rights if Regulation S is Amended. In the event that at any time on or after the Closing Date and prior to the expiration of the Conversion Term (as defined in the Certificate of Designation), the Purchasers and the Company jointly agree (or in the event they are unable to so agree upon receipt by the Company of an opinion of a third party, mutually acceptable to the Company and the Purchasers, who is experienced in transactions of this type) that Regulation S has been amended or interpreted in a manner so as to adversely effect the marketability of the Shares or the shares of Common Stock underlying the Shares, other than as a result of the actions taken by the Purchasers, then, at the Company's option, the Company shall promptly (i) file a registration statement under the Securities Act of 1933, as amended, to register for sale the Underlying Shares and to use its reasonable efforts to cause such registration statement to be declared effective or (ii) redeem the Shares and the

   Underlying Shares, at an aggregate purchase price, in the case of the Shares, equal to the Stated Value of the Shares to be redeemed plus interest from the date of issuance at a rate equal to the monthly LIBOR, and in the case of the Underlying Shares, the Market Value
   (as defined below) of the Underlying Shares to be redeemed. For purposes of this Article III, the Market Value shall equal the average of the Per Share Market Value (as defined in the Certificate of Designation) for the 15 Trading Days (as defined in the Certificate of Designation) ending 5 Trading Days prior to the date the Underlying Shares are to be redeemed.

     3.4  Purchasers' Rights if Trading in Common Stock is
   Suspended. In the event that at any time on or after the Closing Date and prior to the expiration of the Conversion Term, trading in the shares of the Company's Common Stock is suspended on the principal market or exchange for such shares (including The Nasdaq Stock Market), for a period of five consecutive Trading Days, other than as a result of the suspension of trading in securities generally, then, at each Purchaser's option, the Company shall redeem the Shares at an aggregate purchase price, in the case of the Shares, equal to the Stated Value of the Shares to be redeemed and in the case of the Underlying Shares, the Market Value of the Underlying Shares to be redeemed.

     3.5  Limitations on Purchasers' Right to Convert.
   Notwithstanding anything to the contrary contained herein or in the Certificate of Designation, no Purchaser, shall be entitled to convert any Shares if the number of shares of Common Stock that the holder of Shares is then entitled to receive upon the conversion of such number of Shares as is then being submitted for conversion, together with any other shares of Common Stock then held will equal or exceed 5% of the issued and outstanding shares of Common Stock, after giving effect to the shares of Common Stock to be issued pursuant to such Conversion Notice. Each Conversion Notice (as defined in the Certificate of Designation) shall contain a representation as to the foregoing. If at the expiration of the Conversion Term, a Purchaser, as a result of the provisions of this
   Section 3.5, shall be unable to exercise its right to convert Shares, the Conversion Term shall be extended for such additional time, not to exceed three months, to permit such Purchaser to convert, at its option, such remaining Shares as it shall then own giving effect to (i) an increase in the Conversion Price (as defined in the Certificate of Designation), (ii) an increase in the number of outstanding shares of Common Stock, or (iii) a decrease in the number of shares of Common Stock owned by such Purchaser.

     3.6  Limitations on Purchaser's Right to Sell Common Stock.
   Each Purchaser agrees that during the period commencing on the Closing Date and ending 40 days thereafter, it will not engage in any short selling or other hedging transaction in the Securities including, without limitation, option writing equity swaps or other types of derivative transactions, the intent of which is to transfer incidence of ownership into the United States during such period. Each Purchaser hereby further agrees that during the period commencing on the date that a Conversion Notice is delivered to the Company until the end of the relevant Pricing Period (as such term is defined in the Certificate of Designation), such Purchaser will not, nor direct any affiliate or broker acting on its behalf to, enter into (i) a sale of the Common Stock at a price which is then below the then low daily trading price of the Common Stock or (ii) any "market open" or "market close" transaction which would result in establishing a new low daily trading price for the Common Stock on such day.

     3.7 Adjustment to Conversion Price. In the event that at any time on or after the Closing Date and prior to the expiration of the Conversion Term but not later than the first anniversary of the Closing Date (the "Adjustment Period"), the Company shall issue, in a private placement or an offering under Regulation S, Common Stock or any securities convertible into or exercisable for Common Stock, which the Company determines, in its reasonable judgment, has a sales price (in the case of Common Stock) or a conversion or exercise price (in the case of securities convertible into or exercisable for Common Stock), as the case may be (the "Adjusted Conversion Price"), as a percentage of the Average Price on the date of issuance, that is less than the Conversion Price of the Series C Preferred Stock, as a percentage of the Pricing Period Average Price, then, upon the request of the holders of a Majority in Interest (as defined in the Certificate of Designation) of the then outstanding Shares, the Company shall promptly file a certificate of amendment to the Certificate of Designation to permit the then outstanding Shares to thereafter be converted into Common Stock at the Adjusted
   Conversion Price. During the Adjustment Period, the Company agrees to promptly notified each holder of Shares of any issuance of securities in a private placement or offering under Regulation S.



                         ARTICLE IV

                         Conditions

     4.1 Conditions Precedent to the Obligation of the Company to Sell the Shares. The Obligation hereunder of the Company to sell the Shares to the Purchasers is further subject to the satisfaction, at or before the Closing, of each of the following conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

          (a)  Accuracy of the Purchasers' Representations and
   Warranties. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time.

          (b) Performance by the Purchasers. The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing.

          (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court of governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (d) No Change in Regulation S. Regulation S shall not have been, nor proposed to be, amended or interpreted in a manner, which, in the reasonable judgment of the Company, would materially adversely effect the issuance or sale of the Securities by the Company.

          (e)  Filing of the Certificate of Designation. The
   Certificate of Designation shall have been duly filed with the Secretary of State of the State of Delaware and a certified copy thereof shall have been returned to the Company.

     4.2 Conditions Precedent to the Obligation of the Purchasers to Purchase the Shares. The obligation of each Purchaser hereunder to acquire and pay for the Shares is subject to the satisfaction, at or before the Closing, of each of the following conditions set forth below. These conditions are for each Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion.

          (a)  Accuracy of the Company's Representations and
   Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties set forth in Section 2.1(f) that speak as of a particular date).

          (b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

          (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court of governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (d) Adverse Changes. Since June 30, 1995, no event which had a Material Adverse Effect on the Company has occurred.

          (e) No Change in Regulation S. Regulation S shall not have been, nor proposed to be, amended or interpreted in a manner, which, in the reasonable judgment of the Purchaser, would materially adversely effect the purchase of the Securities by the Purchaser.

          (f) No Suspension of Trading in Common Stock. The trading in the Common Stock shall not have been suspended by the SEC or the National Association of Securities Dealers, Inc. (the "NASD") (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company).

          (g) Legal Opinion. The Company shall have delivered to the Purchaser the opinion of Warshaw Burstein Cohen Schlesinger & Kuh, LLP, counsel to the Company, in form and substance reasonably satisfactory to the Purchaser.

          (h) Officer's Certificate. The Company shall have delivered to the Purchaser a certificate, executed by an executive officer of the Company, to the effect all the conditions to the closing shall have been satisfied.

          (i)  Filing of the Certificate of Designation. The
   Certificate of Designation shall have been duly filed with the Secretary of State of the State of Delaware and a certified copy thereof shall have been returned to the Company.



                          ARTICLE V

                         Termination

     5.1 Termination by Mutual Consent. This Agreement may be terminated at any time by the mutual consent of the Company and the Purchasers.


                         ARTICLE VI

                        Miscellaneous

     6.1 Fees and Expenses: No Brokers. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Securities pursuant hereto. Each party represents that it has not used the services of any broker in connection with this transaction, other than a broker as to which such party shall be solely responsible for the payment of any fees and expenses incurred in connection herewith.

     6.2 Entire Agreement; Amendments. This Agreement, together with the Exhibit and Schedules attached hereto, contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Purchasers makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

     6.3 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:


      to the Company:     Immunomedics, Inc.
                          300 American Road
                          Morris Plains, NJ 07950
                          Facsimile No.: (201) 605-8282
                          Attn: Chief Executive Officer

      With copies to:     Howard M. Cohen, Esq.
                          Warshaw Burstein Cohen Schlesinger & Kuh, LLP
                          555 Fifth Avenue - 11th Floor
                          New York, NY 10017
                          Facsimile No.: (212) 972-9150

     If to a Purchaser: At the Address set forth on Schedule 1 hereto.

   Either party hereto may from time to time change its address for notices under this Section 6.3 by giving at least 10 days' written notice of such changed address to the other party hereto.

     6.4 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. Any waiver must be in writing.

     6.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor any Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other (which consent may be withheld for any reason in the sole discretion of the party from whom consent is sought). The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

     6.7 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     6.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law.

     6.9  Availability of Equitable Remedies; Consent to
   Jurisdiction. (a) The Company and the Purchasers agree that since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, either before or after the Closing, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement and the parties hereby consent to the issuance of such injunction and to the ordering of specific performance.

          (b) Each of the Company and the Purchasers hereby (i) irrevocably consents to the jurisdiction of the federal courts located in the State of New York (or the courts of the State of New York if the federal court decline to accept jurisdiction) in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument and (ii) in any such action or proceeding, waives personal service of any summons, complaint, or other process and agrees that service thereof may be made in accordance with Section 6.3 and shall constitute good and sufficient service of process and notice thereof.

     6.10 Survival. The agreements and covenants of the Company and the Purchasers contained in Article III and this Article VI shall survive the termination of this Agreement or the consummation of the transactions contemplated hereby. The representations and warranties of the Company and the Purchasers contained in Article II shall survive until a date that is one year after the Closing.

     6.10 Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original for all purposes and any one of which may be introduced into evidence or used for any other purpose without the production of its duplicate counterpart, and all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause four additional executed signature pages to be physically delivered to the other party within five days of the execution and delivery hereof.

     6.11 Publicity. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby. Neither party shall issue any press release or otherwise make any public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.

     6.12 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, in light of the tenor of this Agreement, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.


                              IMMUNOMEDICS, INC.



                              By /s/ Amy Factor

                              Amy Factor
                              Executiver Vice President

                    PURCHASERS:


                    GERSHON PARTNERS, L.P.

                    By: The Palladin Group, L.P., its investment manager
                    By: Palladin Capital Management, LLC, its General Parnter

                    By /s/ Andy Kaplan

                    Andy Kaplan
                    Vice President



                    SP INVESTORS INTERNATIONAL, N.V.,

                    By  /s/ Lisa Addeo

                    Lisa Addeo, as authorized oficer of Steinhardt
                                Management Co., Inc.,
                                as agent for SP Investors International N.V.



                    STEINHARDT OVERSEAS FUND, LTD.

                    By  /s/ Lisa Addeo

                    Lisa Addeo, as Attorney-n-fact of Michael H.
                                Steinhardt, General Partner,
                                of Steinhardt Overseas Management,
                                L.P., as agent for Steinhardt
                                Overseads Fund, Ltd.



Title:              MIDLAND WALWYN CAPITAL, INC.

                    By  /s/ David Rarvis

                    David Jarvisame: Vice President & Manager
                                     - Equity Derivatives

                            Schedule 1

   Name and Address of Purchaser        Shares     Aggregate Purchase Price

   Gershon Partners, L.P.               30,000         $1,500,000
   c/o CITCO Fund Services Ltd.
   Corporate Centre
   West Bay Road
   P.O. Box 31106 SMB
   Grand Cayman, Cayman Islands

   SP Investors International, N.V.     60,000         $3,000,000
   c/o WW Asset Management
   129 Front Street
   Hamilton, Bermuda 5-31

   Steinhardt Overseas Fund, Ltd.       60,000         $3,000,000
   c/o WW Asset Management
   129 Front Street
   Hamilton, Bermuda 5-31

   Midland Walwyn Capital Inc.          50,000         $2,500,000
   BCE Place 181 Bay Street, Suite 500
   Toronto, Ontario
   Canada M5J2V8

                       Schedule 2.1(a)

   Name of Subsidiary                   Jurisdiction of Incorporation

   Immunomedics Ltd.                         Israel
    (inactive corporation)

   Immunomedics, B.V.                        Netherlands
    (in process of formation)

                               Schedule 2.1(c)


                Capitalization of the Company

   Issued and Class                     Authorized               Outstanding

   Preferred Stock, $.01 par value      10,000,000

      Series B convertible                 200,000                   5,267

      Series C convertible                 200,000                       0


   Common Stock, $.01 par value         50,000,000              32,727,749
      par value


           Outstanding Options Warrants and Rights


     The Company has outstanding options to purchase 2,157,750 shares of Common Stock, at prices ranging from $2.25 to $10.75.